Exhibit 10.1

January 12, 2012

Dirivera Investments LLC

RGV Holding, S.A. de C.V.

RGV Enterprises S.A. de C.V.

1044 Central Parkway

South San Antonio, Texas 78232

Re: That certain Asset and Membership Interest Purchase Agreement dated December 8, 2011 (the “Original Agreement”), by and among Forbes Energy Services Ltd., a Texas corporation (“Parent”), Forbes Energy Services LLC, a Delaware limited liability company (“FES LLC”), Forbes Energy International, LLC, a Delaware limited liability company (“FEI”), C.C. Forbes, LLC, a Delaware limited liability company (“CCF”), Forbes Energy Services de México, S. de R. L. de C.V., a Mexican limited liability company (“Forbes Mexico,” and together with Parent, FES LLC, FEI and CCF, the “Sellers”), Dirivera Investments LLC, a Texas limited liability company (the “U.S. Buyer”), and RGV Holding, S.A. de C.V., a Mexican corporation (the “Mexican Buyer,” and together with the U.S. Buyer, the “Buyers”), as amended by that First Amendment to Asset and Membership Interest Purchase Agreement dated December 23, 2011, by and among the Sellers and Buyers (the “Amendment,” and together with the Original Agreement, the “Purchase Agreement”).

All capitalized terms not defined herein shall have the meanings assigned in the Purchase Agreement. The Sellers, the Buyers and RGV Enterprises S.A. de C.V. (the “Assignee,” and together with the Buyers, the “Amended Buyers”), which was assigned certain interests of the Mexican Buyer pursuant to the Amendment, hereby agree and acknowledge that (i) the Assignee hereby assumes the obligations of the Mexican Buyer with respect to purchasing the Membership Interests under the Purchase Agreement; (ii) the contracts set forth on Schedule I hereto are governed by Article 2.3 of the Purchase Agreement and the Bill of Sale, Assignment and Assumption Agreement (the “Assumption Agreement”); (iii) notwithstanding the Purchase Agreement, the contracts set forth on Schedule II hereto shall not be governed by Article 2.3 of the Purchase Agreement and the Assumption Agreement, but rather shall be governed by Article 2.4 of the Purchase Agreement; (iv) to the extent any of the agreements assumed by any of the Amended Buyers pursuant to Article 2.3 of the Purchase Agreement and the Assumption Agreement require consent of a third party or amendment of such contract to assign the Sellers interests therein and effect the assumption of the obligations thereunder to any of the Amended Buyers, the Sellers agree to use commercially reasonable efforts to cooperate with the applicable Amended Buyer(s) to obtain such consent or amendment; and (v) the computer assets set forth on Schedule III hereto shall be excluded from the assets being conveyed by the Sellers to any of the Amended Buyers at Closing and, in lieu of such assets, the Sellers shall purchase and deliver to the Amended Buyers equivalent assets at Closing.

Further, the Sellers and the Amended Buyers agree that the employees of Forbes Mexico Personnel set forth on Schedule IV will resign as employees of Forbes Mexico Personnel at or prior to Closing and will be hired by a third party in order to provide services to the Sellers and acknowledge that certain other employees of Forbes Mexico Personnel (that will remain employees of Forbes Mexico Personnel after Closing) will receive at Closing a cash bonus from the Sellers as set forth on Schedule V.

The Sellers and Amended Buyers agree that, notwithstanding anything to the contrary in the Purchase Agreement, the certified accounting of the Buyers’ Importation Costs referenced in Articles 3.3 and 8.2 of the Purchase Agreement shall not be required to be delivered until 10 business days after the date hereof or such earlier date as the parties hereto agree in writing (the “Importation Settlement Date”). Additionally, notwithstanding anything to the contrary in the Purchase Agreement, the Sellers shall not be required to refund any excess in the event the Importation Cost Reimbursement Payment is greater than the actual Buyers’ Importation Costs (the “Importation Cost Excess”), nor will the Amended Buyers be required to pay any shortfall in the event that the Importation Cost Reimbursement Payment is less than the actual Buyers’ Importation Costs, until the Importation Settlement Date. A preliminary accounting of the Buyers’ Importation Costs shall be delivered by the Sellers to the Amended Buyers at Closing.

The Sellers and the Amended Buyers acknowledge, for the purpose of clarity, that the Sellers shall have no obligation to indemnify any of the Amended Buyers pursuant to Articles 10.2(c) and (e) of the Purchase Agreement with respect to any Damages directly resulting from labor issues solely related to the sale of Forbes Mexico Personnel that are described under the first heading “Labor Issues Related to the Sale of Forbes Mexico Personnel” in Schedule I to that certain officer’s certificate of even date herewith delivered by the Sellers to the Amended Buyers.

The Sellers and the Amended Buyers agree that $325,000 of the Purchase Price shall not be paid at the Closing, but rather shall be paid by the Amended Buyers at the Importation Settlement Date. Any Importation Cost Excess shall be applied against this amount.

The Sellers agree to cooperate with the Amended Buyers during a period of 15 business days after Closing to review and, as reasonably requested by the Amended Buyers, correct the Mexican invoices delivered pursuant to Article 8.1(f) to reflect certain relevant items. Nevertheless, for the purpose of clarity, the correction to these Mexican invoices shall not result in any change to the aggregate Purchase Price and each party will bear its own costs and expenses with respect to such cooperation, review and corrections.

This letter agreement is not governed by the provisions of the United Nations Convention on Contracts for the International Sale of Goods or the United Nations Convention on the Limitation Period in the International Sale of Goods, as amended; rather, it is governed by the laws of the State of Texas. In the event any party shall seek enforcement of any covenant, warranty or other term or provision of this Amendment or seek to recover damages for the breach thereof, the party which prevails in such proceedings shall be entitled to recover reasonable attorneys’ fees and expenses actually incurred by it in connection therewith. The parties agree that this letter agreement is performable in Harris County, Texas and that the sole and exclusive venue for any proceeding involving any claim arising under or relating to this letter agreement shall be in Harris County, Texas.

[Signatures Continued on Following Page]

Very truly yours,

THE SELLERS:

Forbes Energy Services LTD

By:	/s/ John E. Crisp

Its:	President and Chief Executive Officer

Forbes Energy Services LLC

By:	/s/ John E. Crisp

Its:	President and Chief Executive Officer

Forbes Energy International, LLC

By:	/s/ John E. Crisp

It:	President and Chief Executive Officer

C.C. Forbes, LLC

By:	/s/ John E. Crisp

Its:	Executive Vice President and Chief Operating Officer

Forbes Energy Services de Mexico, S. de R. L. de C.V.

By:	Forbes Energy Services LLC, a Shareholder

By:	/s/ John E. Crisp

Its:	President and Chief Executive Officer

By:	Forbes Energy International, LLC, a Shareholder

By:	/s/ John E. Crisp

Its:	President and Chief Executive Officer

[Signatures Continued on Following Page]

Agreed and Acknowledged by: THE BUYERS: Dirivera Investments LLC

By:	/s/ César Rivera

Its:	President

RGV Holding, S.A. de C.V.

By:	/s/ César Rivera

Its:	General Manager

RGV Enterprises S.A. de C.V.

By:	/s/ Izza Rivera

Its:	Sole Administrator

Schedule I

1.	Agreement between Uninet, S.A. de C.V. and Forbes Energy Services LTD dated February 16, 2010.

2.	Agreement between Abel Ornelas Perez, Merco Ingenieria Industrial, S.A. de C.V. and Forbes Energy Services LTD dated October 2, 2010.

3.	Agreement between Proveedora de Bienes y Servicios and Forbes Energy Services LTD dated October 14, 2010.

4.	Agreement between Proveedora de Bienes y Servicios and Forbes Energy Services LTD dated November 1, 2010.

5.	Agreement between Proveedora de Bienes y Servicios and Forbes Energy Services LTD dated November 1, 2010.

6.	Agreement between Guadalupe Tamez Cavazos and Forbes Energy Services LTD dated April 15, 2011.

7.	Agreement between Arrendadora de Autos Matamoros, S.A. de C.V. and Forbes Energy Services LTD dated May 9, 2011.

8.	Agreement between Servicompu and Forbes Energy Services LTD dated June 15, 2011.

9.	Agreement between Uninet, S.A. de C.V. and Forbes Energy Services LTD dated August 10, 2011.

10.	Agreement between Nextel de Mexico, S.A. de C.V. and Forbes Energy Services LTD dated February 22, 2011.

11.	Agreement between Nextel de Mexico, S.A. de C.V. and Forbes Energy Services LTD dated February 22, 2011.

12.	Agreement between Nextel de Mexico, S.A. de C.V. and Forbes Energy Services LTD dated February 22, 2011.

13.	Agreement between Nextel de Mexico, S.A. de C.V. and Forbes Energy Services LTD dated November 1, 2011.

14.	Agreement between Nextel de Mexico, S.A. de C.V. and Forbes Energy Services LTD dated November 1, 2011.

15.	Agreement between Consorcio Industrial de Construcciones GLAM, S.A. de C.V. and Forbes Energy Services LTD dated November 1, 2011.

16.	Agreement between Consorcio Industrial de Construcciones GLAM, S.A. de C.V. and

Forbes Energy Services LTD dated November 1, 2011.

17.	Agreement between Nextel de Mexico, S.A. de C.V. and Forbes Energy Services LTD related to cellular phone service (Folio Number 114379415).

18.	Agreement between Maquinas de Comunación Digital, S.A. de C.V. and Forbes Energy Services LTD related to five copy machines.

19.	Agreement between Tecnoenergías and Forbes Energy Services LTD related to trailers for the rigs.

Schedule II

1.	Agreement between Telefonos de Mexico, S.A.B. de C.V. and Forbes Energy Services LTD dated July 6, 2011.

2.	Agreement between Telefonos de Mexico, S.A.B. de C.V. and Forbes Energy Services LTD dated July 6, 2011.

3.	Agreement between Javier Segura Campos and Forbes Energy Services LTD related to an office lease.

4.	Agreement between the Federal Electricity Commission and Forbes Energy Services LTD related to utility services.

5.	Agreement between Maquinas de Comunación Digital, S.A. de C.V. and Forbes Energy Services LTD related to one copy machine.

6.	Agreement between Radio Movil Dipsa, S.A. de C.V. and Forbes Energy Services LTD related to mobile telephones and broadband internet services.

Schedule III

1.	Servidor DELL Power Edge R710

2.	Desktop HP Pavilion S5-1125 proc i3 2100, 4GB RAM,HDD 1TB, 20” LED, Windows 7 Home Basic

3.	Laptop HP-DV4-4165 proc i5-2430M, 4GB RAM,HDD 500 GB, 14” LED, Windows 7 Home Premium

4.	Office Hogar/Negocios 2010

5.	Antivirus Bitdefender Total Security 2012 (3 licencias por 2 años)

6.	Antivirus Bitdefender para Servidor

Schedule IV

1.	Claudia Castro

2.	Carlos Rodriguez

3.	Cirilo Pradillo

4.	Enrique Ibanez

5.	Manuel Enriquez

6.	Edgar Ceballos

7.	Lorenzo Arenas

8.	Ebber Ornelas

9.	Rocio Gonzalez

10.	Aaron Cuadras

11.	Jose Suarez

12.	Ramon Avina

13.	Celestino Alanis

Schedule V

1. Ruben Dario	- $28,658.00
2. Julio Trueba	- $16,410.20
3. Eduardo Leon	- $29,457.30
4. Martin Roquillo	- $16,410.20
5. Efren Porras	- $20,752.30
6. Sergio Ramos	- $14,855.70